Exhibit 99.1

Nutanix Reports First Quarter Fiscal 2020 Financial Results

Go-To-Market Execution Delivers Momentum on Subscription Transition, Increased Attach Rate of New Products, and Continued Strength in Large Deals as the Company Approaches a Billion Dollar Milestone in Deferred Revenue

SAN JOSE, Calif.--(BUSINESS WIRE)--November 25, 2019--Nutanix, Inc. (NASDAQ: NTNX), a leader in enterprise cloud computing, today announced financial results for the first quarter of fiscal 2020 ended October 31, 2019.

Q1 Fiscal 2020 Financial Highlights

  Revenue: $314.8 million, up from $313.3 million in the first quarter of fiscal 2019, reflecting revenue compression from the company’s ongoing transition to subscription and the significant reduction of hardware revenue from the prior year
  Billings: $380.0 million, down from $383.6 million in the first quarter of fiscal 2019, reflecting billings compression from the company’s ongoing transition to subscription and the significant reduction of hardware billings from the prior year
  Software and Support (TCV)1 Revenue: $305.0 million, up 9% year-over-year from $280.7 million in the first quarter of fiscal 2019, reflecting revenue compression from the company’s ongoing transition to subscription
  Software and Support (TCV) Billings: $370.3 million, up 5% year-over-year from $351.0 million in the first quarter of fiscal 2019, reflecting billings compression from the company’s ongoing transition to subscription
  Gross Margin: GAAP gross margin of 77.1%, up from 76.3% in the first quarter of fiscal 2019; Non-GAAP gross margin of 80.1%, up from 78.6% in the first quarter of fiscal 2019
  Net Loss: GAAP net loss of $229.3 million, compared to a GAAP net loss of $94.3 million in the first quarter of fiscal 2019; Non-GAAP net loss of $135.3 million, compared to a non-GAAP net loss of $23.7 million in the first quarter of fiscal 2019
  Net Loss Per Share: GAAP net loss per share of $1.21, compared to a GAAP net loss per share of $0.54 in the first quarter of fiscal 2019; Non-GAAP net loss per share of $0.71, compared to a non-GAAP net loss per share of $0.13 in the first quarter of fiscal 2019
  Cash and Short-term Investments: $889.4 million, compared to $965.0 million in the first quarter of fiscal 2019
  Deferred Revenue: $975.3 million, up 39% from the first quarter of fiscal 2019
  Operating Cash Flow: Use of $26.2 million, compared to generation of $49.8 million in the first quarter of fiscal 2019
  Free Cash Flow: Use of $44.4 million, compared to generation of $20.0 million in the first quarter of fiscal 2019

Reconciliations between GAAP and non-GAAP financial measures and key performance measures are provided in the tables of this press release.

“Our solid Q1 performance, particularly in the Americas, gives us confidence that we have the right formula for global sales leadership as demonstrated by improved productivity and sales hiring over the last six months,” said Dheeraj Pandey, Chairman, Founder and CEO of Nutanix. “We have also seen momentum in key areas of our business, including the transition to subscription and an improved 28% attach rate of new products onto our core HCI platform.”

“We continued to make progress towards our goal of more than 75% of billings coming from subscription by the end of the fiscal year, further demonstrating that customers want the freedom and flexibility that a subscription software model offers,” said Duston Williams, CFO of Nutanix. “Our last two quarters of solid execution position us well to deliver on our growth plans for fiscal 2020.”

Recent Company Highlights

  Continued Shift to Subscription Recurring Revenue Model: First quarter fiscal 2020 subscription billings grew 41% year-over-year to $276 million, representing 73% of total billings, and subscription revenue increased 72% year-over-year to $218 million, representing 69% of total revenue.
  Expanded Customer Base and Closed Record Number of $1M+ Deals: Nutanix ended the first quarter with 14,960 total customers and closed a record high of 66 deals worth more than $1 million. First quarter customer wins included Anheuser-Busch InBev, Akron Children’s Hospital, Banco Patagonia S.A., Huaxia Bank, and The College of Education and Human Ecology at Ohio State University.
  Grew Adoption of New Products: Nutanix saw continued new product traction with 28%2 of deals including at least one product outside of the company’s core offering.
  Added Two New Executives in Key Functions: Tarkan Maner joined Nutanix as Chief Commercial Officer and is responsible for Nutanix’s global business development strategy, with a focus on partnerships, alliances, system integrators, and service providers. He will lead critical hybrid cloud-focused product teams including Nutanix Clusters, End-User Computing, Networking and Cloud Services, and Era. In addition, Christian Alvarez joined as the VP of Americas Channel to oversee building and managing the Nutanix Americas Channel team.
  Hosted Ninth .NEXT User Conference: Nearly 4,500 attendees, including customers, prospects and partners, joined Nutanix in Copenhagen for its ninth .NEXT Conference, where attendees heard about Nutanix’s vision for the hybrid cloud. The venue was also the location for the largest EMEA Partner Xchange to date, with 1,200 Nutanix channel attendees.
  Announced New IT Automation for Private Clouds: Nutanix and ServiceNow announced integration of Nutanix’s HCI platform and ServiceNow’s IT Operations Management solution to automate critical private cloud workflows. This solution enables IT teams to spend less time servicing incidents and issues and instead focus on offering a public cloud-like experience within the data center, competitive differentiation, and strategic planning in their digital transformation journey.
  Announced General Availability of HPE GreenLake for Nutanix: The HPE GreenLake solution leverages Nutanix’s Enterprise Cloud OS software, including its built-in AHV hypervisor, to deliver a fully HPE-managed private cloud. It dramatically lowers total cost of ownership and accelerates time to value, allowing customers to pay for the service based on actual consumption.
  Launched “All Together Now” Campaign to Expand Brand Reach into Market: The company introduced a new global brand campaign that simplifies and amplifies Nutanix’s vision for the hybrid and multi-cloud focusing on the simplicity, choice, and delight Nutanix brings to customers.
  Released Results of Second Annual Enterprise Cloud Index: Nutanix engaged a third-party research firm to conduct a global survey of 2,650 IT leaders in mid-2019. A substantial majority (85%) of those respondents reaffirmed that hybrid cloud is the ideal IT model to strive for, and the majority have plans to aggressively shift investment to hybrid cloud architectures over the next three to five years. The research also found that the flexibility afforded by hybrid clouds to match and move applications to the right infrastructure in order to optimize cost, performance, security, and other variables as needed was what respondents value most about the hybrid model.
  Named a Great Company for Millennials in the Bay Area: Nutanix was named one of the 18 great companies for millennials to work for in the San Francisco Bay Area by Comparably, a career data website. The rating was based on what millennials say they find most important in a job, including flexibility, benefits that match their values, social impact, and an opportunity to feel like valued contributors rather than just a number at work.
  Named to the 50 Companies to Watch in 2020 List: This list of 50 companies worth watching was developed by analysts at Bloomberg Intelligence. When curating the list, they considered revenue growth, margins, market share, debt, and other factors such as economic conditions.

Q2 and Fiscal 2020 Financial Outlook

For the second quarter of fiscal 2020, Nutanix expects:

  Software and support (TCV) billings between $410 million and $420 million;
  Software and support (TCV) revenue between $330 million and $335 million;
  Non-GAAP gross margin of approximately 80%;
  Non-GAAP operating expenses between $400 million and $410 million; and
  Non-GAAP net loss per share of approximately $0.70, using approximately 193 million weighted shares outstanding.

For the full year of fiscal 2020, Nutanix expects:

  Software and support (TCV) billings between $1.65 billion and $1.75 billion;
  Software and support (TCV) revenue between $1.30 billion and $1.40 billion;
  Non-GAAP gross margin of approximately 80%; and
  Non-GAAP operating expenses between $1.65 billion and $1.70 billion.

Supplementary materials to this earnings release, including the company’s first quarter fiscal 2020 investor presentation, can be found at https://ir.nutanix.com/company/financial.

All forward-looking non-GAAP financial measures contained in the section titled "Q2 and Fiscal 2020 Financial Outlook" exclude stock-based compensation expense and amortization of intangible assets and may also exclude, as applicable, other special items. The company has not reconciled guidance for software and support (TCV) billings, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP net loss per share to their most directly comparable GAAP measures because such items that impact these measures are not within its control and are subject to constant change. While the actual amounts of such items will have a significant impact on the company’s software and support (TCV) billings, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP net loss per share, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

1TCV, or Total Contract Value, for any given period is defined as the total software and support revenue or total software and support billings, as applicable, during such period, which excludes revenue and billings associated with pass-through hardware sales during the period.

2Based on a rolling four-quarter average.

Webcast and Conference Call Information

Nutanix executives will discuss the company’s first quarter fiscal 2020 financial results on a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time today. To listen to the call via telephone, dial 1-833-227-5841 in the United States or 1-647-689-4068 from outside the United States. The conference ID is 7999572. This call will be webcast live and available to all interested parties on our Investor Relations website at ir.nutanix.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Nutanix Investor Relations website. A telephonic replay will be available for one week by calling 1-800-585-8367 or 1-416-621-4642, and entering the conference ID 7999572.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial and other key performance measures: billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share, free cash flow, software and support revenue (or TCV revenue), subscription revenue, software and support billings (or TCV billings), subscription billings, and professional services billings. In computing these non-GAAP financial measures and key performance measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, revaluation of contingent consideration, income tax-related impact, and other acquisition-related costs), amortization of debt discount and issuance costs, other non-recurring transactions and the related tax impact, and the revenue and billings associated with pass-through hardware sales. Billings is a performance measure which we believe provides useful information to investors because it represents the amounts under binding purchase orders received by us during a given period that have been billed, and we calculate billings by adding the change in deferred revenue between the start and end of the period to total revenue recognized in the same period. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, and non-GAAP net loss per share are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Software and support revenue (or TCV revenue) and software and support billings (or TCV billings) are performance measures that we believe provide useful information to our management and investors as they allow us to better track the true growth of our software business by excluding the amounts attributable to the pass-through hardware sales that we use to deliver our solutions. Subscription revenue, subscription billings, and professional services billings are performance measures that we believe provide useful information to our management and investors as they allow us to better track the growth of the subscription-based portion of our business, which is a critical part of our business plan. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share, and free cash flow are not substitutes for total revenue, gross margin, operating expenses, net loss, net loss per share, or net cash (used in) provided by operating activities, respectively; subscription revenue, software and support revenue (or TCV revenue) and software and support billings (or TCV billings) are not substitutes for total revenue; and subscription and professional services billings are not a substitute for subscription and professional services revenue. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of Revenue to Billings,” “Disaggregation of Revenue and Billings,” “Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings,” “Reconciliation of Software and Support Revenue (TCV Revenue) to Software and Support Billings (TCV Billings),” “Reconciliation of GAAP to Non-GAAP Profit Measures,” and “Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding our business plans, initiatives and objectives, our ability to execute such plans, initiatives and objectives in a timely manner, and the benefits and impact of such plans, initiatives and objectives, the benefits and capabilities of our platform, products, services and technology, our plans and expectations regarding new products, services, product features and technology that are under development or in process, our continued investments in talent, technology, and marketing, and the success and impact of such investments, including the ability of our senior management and global sales leadership to successfully execute on our future business plans and objectives, our plans and timing for, and the success and impact of, our transition to a subscription-based and recurring revenue business model, projected changes to our subscription billings mix, any impact of the actions we have undertaken to strengthen lead and pipeline generation and enhance sales execution, our focus on customer needs, and anticipated future financial results, including but not limited to our guidance on estimated software and support revenue (or TCV revenue), software and support billings (or TCV billings), non-GAAP gross margin, non-GAAP operating expenses and non-GAAP net loss per share for various future fiscal periods. These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of such forward-looking statements depends upon future events and involves risks, uncertainties, and other factors beyond our control that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, initiatives and objectives; failure to develop, or unexpected difficulties or delays in developing, new products, services, product features or technology in a timely or cost-effective basis; delays in or lack of customer or market acceptance of our new products, services, product features or technology; delays in the transition to a subscription-based and recurring revenue business model; failure of or delay in the actions we have undertaken to strengthen lead and pipeline generation and enhance sales execution; the rapid evolution of the markets in which we compete; our ability to sustain or manage future growth effectively; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, anticipated changes to our revenue and product mix, including changes as a result of our transition to a subscription-based business model, which will slow revenue growth during such transition and make forecasting future performance more difficult, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions; the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2019, filed with the U.S. Securities and Exchange Commission, or the SEC, on September 24, 2019. Additional information will also be set forth in our Quarterly Report on Form 10-Q that will be filed for the fiscal quarter ended October 31, 2019, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of the company’s website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software and hyperconverged infrastructure solutions, making infrastructure invisible so that IT can focus on the applications and services that power their business. Companies around the world use Nutanix Enterprise Cloud OS software to bring one-click application management and mobility across public, private and distributed edge clouds so they can run any application at any scale with a dramatically lower total cost of ownership. The result is organizations that can rapidly deliver a high-performance IT environment on demand, giving application owners a true cloud-like experience. Learn more at www.nutanix.com or follow us on Twitter @nutanix.

© 2019 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or trademarks of Nutanix, Inc. in the United States and other countries. All other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release contains links to external websites that are not part of Nutanix.com. Nutanix does not control these sites and disclaims all responsibility for the content or accuracy of any external site. Our decision to link to an external site should not be considered an endorsement of any content on such a site.

NUTANIX, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	As of
	July 31, 2019	October 31, 2019
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$396,678	$233,820
Short-term investments	512,156	655,584
Accounts receivable, net	245,475	214,883
Deferred commissions—current	46,238	51,966
Prepaid expenses and other current assets	74,665	61,654
Total current assets	1,275,212	1,217,907
Property and equipment, net	136,962	140,470
Operating lease right-of-use assets	—	123,002
Deferred commissions—non-current	107,474	120,059
Intangible assets, net	66,773	62,428
Goodwill	185,180	185,260
Other assets—non-current	14,441	17,260
Total assets	$1,786,042	$1,866,386

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$74,047	$83,381
Accrued compensation and benefits	99,804	95,018
Accrued expenses and other current liabilities	28,797	17,434
Deferred revenue—current	396,667	429,429
Operating lease liabilities—current	—	29,968
Total current liabilities	599,315	655,230
Deferred revenue—non-current	513,377	545,845
Operating lease liabilities—non-current	—	118,410
Convertible senior notes, net	458,910	466,545
Other liabilities—non-current	27,547	16,827
Total liabilities	1,599,149	1,802,857
Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	1,835,528	1,940,899
Accumulated other comprehensive income	669	1,234
Accumulated deficit	(1,649,309)	(1,878,609)
Total stockholders’ equity	186,893	63,529
Total liabilities and stockholders’ equity	$1,786,042	$1,866,386

NUTANIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended October 31,
	2018	2019
	(in thousands, except per share data)
Revenue:
Product	$224,346	$192,444
Support, entitlements and other services	88,937	122,324
Total revenue	313,283	314,768
Cost of revenue:
Product (1)(2)	39,261	21,233
Support, entitlements and other services (1)	34,845	50,968
Total cost of revenue	74,106	72,201
Gross profit	239,177	242,567
Operating expenses:
Sales and marketing (1)(2)	196,497	291,838
Research and development (1)	110,531	138,206
General and administrative (1)	27,339	32,860
Total operating expenses	334,367	462,904
Loss from operations	(95,190)	(220,337)
Other expense, net	(2,703)	(5,040)
Loss before (benefit from) provision for income taxes	(97,893)	(225,377)
(Benefit from) provision for income taxes	(3,628)	3,923
Net loss	$(94,265)	$(229,300)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted	$(0.54)	$(1.21)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders—basic and diluted	175,446	189,671

(1)	Includes the following stock-based compensation expense:
	Three Months Ended October 31,
	2018	2019
	(in thousands)
Product cost of revenue	$698	$1,112
Support, entitlements and other services cost of revenue	3,157	4,751
Sales and marketing	22,606	27,775
Research and development	31,009	37,563
General and administrative	8,455	10,225
Total stock-based compensation expense	$65,925	$81,426

(2) Includes the following amortization of intangible assets:
	Three Months Ended October 31,
	2018	2019
	(in thousands)
Product cost of sales	$3,168	$3,694
Sales and marketing	550	651
Total amortization of intangible assets	$3,718	$4,345

NUTANIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended October 31,
	2018	2019
	(in thousands)
Cash flows from operating activities:
Net loss	$(94,265)	$(229,300)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,183	22,462
Stock-based compensation	65,925	81,426
Amortization of debt discount and debt issuance costs	7,148	7,635
Operating lease cost, net of accretion	—	6,671
Change in fair value of contingent consideration	(799)	—
Other	(759)	103
Changes in operating assets and liabilities:
Accounts receivable, net	23,497	30,592
Deferred commissions	(7,728)	(18,313)
Prepaid expenses and other assets	(3,812)	16,150
Accounts payable	1,292	5,208
Accrued compensation and benefits	(19,689)	(4,786)
Accrued expenses and other liabilities	(7,442)	(5,772)
Operating leases, net	—	(3,469)
Deferred revenue	70,273	65,230
Net cash provided by (used in) operating activities	49,824	(26,163)
Cash flows from investing activities:
Maturities of investments	143,409	171,441
Purchases of investments	(79,766)	(321,474)
Sales of investments	—	7,870
Purchases of property and equipment	(29,832)	(18,203)
Payments for acquisitions, net of cash and restricted cash acquired	(18,662)	—
Net cash provided by (used in) investing activities	15,149	(160,366)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans, net of repurchases	29,890	23,973
Payment of debt in conjunction with business combinations	(991)	—
Proceeds from issuance of convertible senior notes, net	(75)	—
Net cash provided by financing activities	28,824	23,973
Net increase (decrease) in cash, cash equivalents and restricted cash	$93,797	$(162,556)
Cash, cash equivalents and restricted cash—beginning of period	307,098	399,520
Cash, cash equivalents and restricted cash—end of period	$400,895	$236,964
Restricted cash (1)	1,109	3,144
Cash and cash equivalents—end of period	$399,786	$233,820
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$3,910	$7,779
Supplemental disclosures of non-cash investing and financing information:
Issuance of common stock for acquisitions	$102,978	$—
Purchases of property and equipment included in accounts payable and accrued liabilities	$15,717	$12,200
Vesting of early exercised stock options	$70	$—

(1)	Included within other assets—non-current in the condensed consolidated balance sheets.

Reconciliation of Revenue to Billings (Unaudited)

	Three Months Ended October 31,
	2018	2019
	(in thousands)
Total revenue	$313,283	$314,768
Change in deferred revenue, net of acquisitions (1)	70,273	65,230
Total billings	$383,556	$379,998

(1)	Amount for the three months ended October 31, 2018 excludes approximately $0.3 million of deferred revenue assumed in an acquisition.
Disaggregation of Revenue and Billings (Unaudited)

	Three Months Ended October 31,
	2018	2019
	(in thousands)
Disaggregation of Revenue:
Subscription	$126,976	$217,896
Non-portable software	146,570	77,571
Hardware	32,547	9,724
Professional services	7,190	9,577
Total revenue	$313,283	$314,768

Disaggregation of Billings:
Subscription	$194,764	$275,538
Non-portable software	146,570	77,571
Hardware	32,547	9,724
Professional services	9,675	17,165
Total billings	$383,556	$379,998

Subscription — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based Software as a Service, or SaaS offerings.

  Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
  Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Non-portable software — Non-portable software revenue includes sales of our enterprise cloud platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and have a term equal to the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.

Hardware — In transactions where we deliver the hardware appliance, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Professional services — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings (Unaudited)

	Three Months Ended October 31,
	2018	2019
	(in thousands)
Subscription revenue	$126,976	$217,896
Change in subscription deferred revenue, net of acquisitions (1)	67,788	57,642
Subscription billings	$194,764	$275,538

Professional services revenue	$7,190	$9,577
Change in professional services deferred revenue	2,485	7,588
Professional services billings	$9,675	$17,165

(1)	Amount for the three months ended October 31, 2018 excludes approximately $0.3 million of deferred revenue assumed in an acquisition.
Reconciliation of Software and Support Revenue (TCV Revenue) to Software and Support Billings (TCV Billings) (Unaudited)

	Three Months Ended October 31,
	2018	2019
	(in thousands)
Software revenue	$191,799	$182,720
Hardware revenue	32,547	9,724
Product revenue	224,346	192,444
Support, entitlements and other services revenue	88,937	122,324
Total revenue	$313,283	$314,768

Software and support revenue (TCV revenue) (2)	$280,736	$305,044
Change in software and support deferred revenue (TCV deferred revenue), net of acquisitions (1)	70,273	65,230
Software and support billings (TCV billings) (2)	$351,009	$370,274

(1)	Amount for the three months ended October 31, 2018 excludes approximately $0.3 million of deferred revenue assumed in an acquisition.
(2)	Software and support revenue and billings (TCV revenue and billings) include software and support, entitlements and other services revenue and billings.

Reconciliation of GAAP to Non-GAAP Profit Measures (Unaudited)

	GAAP	Non-GAAP Adjustments					Non-GAAP
	Three Months Ended October 31, 2019	(1)	(2)	(3)	(4)	(5)	Three Months Ended October 31, 2019
	(in thousands, except percentages and per share data)
Gross profit	$242,567	$5,863	$3,694	$—	$—	$—	$252,124
Gross margin	77.1%	1.8%	1.2%	—	—	—	80.1%
Operating expenses:
Sales and marketing	291,838	(27,775)	(651)	—	—	—	263,412
Research and development	138,206	(37,563)	—	—	—	—	100,643
General and administrative	32,860	(10,225)	—	(353)	—	—	22,282
Total operating expenses	462,904	(75,563)	(651)	(353)	—	—	386,337
Loss from operations	(220,337)	81,426	4,345	353	—	—	(134,213)
Net loss	$(229,300)	$81,426	$4,345	$353	$7,635	$213	$(135,328)
Weighted shares outstanding, basic and diluted	189,671						189,671
Net loss per share, basic and diluted	$(1.21)	$0.43	$0.03	$—	$0.04	$—	$(0.71)

(1)	Stock-based compensation
(2)	Amortization of intangible assets
(3)	Other
(4)	Amortization of debt discount and issuance costs
(5)	Income tax effect primarily related to stock-based compensation expense
	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended October 31, 2018	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended October 31, 2018
	(in thousands, except percentages and per share data)
Gross profit	$239,177	$3,855	$3,168	$—	$—	$—	$—	$246,200
Gross margin	76.3%	1.2%	1.1%	—	—	—	—	78.6%
Operating expenses:
Sales and marketing	196,497	(22,606)	(550)	—	—	—	—	173,341
Research and development	110,531	(31,009)	—	—	—	—	—	79,522
General and administrative	27,339	(8,455)	—	799	(481)	—	—	19,202
Total operating expenses	334,367	(62,070)	(550)	799	(481)	—	—	272,065
Loss from operations	(95,190)	65,925	3,718	(799)	481	—	—	(25,865)
Net loss	$(94,265)	$65,925	$3,718	$(799)	$481	$7,148	$(5,860)	$(23,652)
Weighted shares outstanding, basic and diluted	175,446							175,446
Net loss per share, basic and diluted	$(0.54)	$0.38	$0.02	$—	$—	$0.04	$(0.03)	$(0.13)

(1)	Stock-based compensation
(2)	Amortization of intangible assets
(3)	Change in fair value of contingent consideration assumed in an acquisition
(4)	Acquisition-related costs
(5)	Amortization of debt discount and debt issuance costs
(6)	Income tax effect primarily related to partial release of valuation allowance resulting from an acquisition
Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (Unaudited)

	Three Months Ended October 31,
	2018	2019
	(in thousands)
Net cash provided by (used in) operating activities	$49,824	$(26,163)
Purchases of property and equipment	(29,832)	(18,203)
Free cash flow	$19,992	$(44,366)

Contacts

Investor Contact:
Tonya Chin
408-560-2675
tonya@nutanix.com

Media Contact:
Jennifer Massaro
408-309-6886
jennifer.massaro@nutanix.com